UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

AMERICAN METALS RECOVERY AND RECYCLING INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-56318	27-2262066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Boulevard, Suite 203, Beverly Hills, CA		90212
(Address of principal executive offices)		(zip code)

Registrant’s Telephone Number, Including Area Code: (323) 970-2358

7119 West Sunset Boulevard, Los Angeles, California

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AMRR	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Although the Company’s plan of operation is to acquire an interest in a business opportunity, we are not currently engaged in any negotiations to acquire a business opportunity or effectuate a business combination. However, the majority shareholder has had preliminary negotiations that, if consummated, may result in a change in control. This change of control may subsequently result in the Company identifying a business opportunity and consummating a business combination. We have been informed that if, pursuant to any arrangement or understanding with the person or persons acquiring securities in a transaction subject to the Securities Exchange Act of 1934, as amended, any persons are to be elected or designated as our directors, otherwise than at a meeting of security holders, and the persons so elected or designated will constitute a majority of the directors of the Company, then not less than ten (10) days prior to the date any such person or persons take office as a director, or such shorter period prior to the date the Securities and Exchange Commission may authorize upon a showing of good cause therefore, the Company shall make a filing with the Securities and Exchange Commission and comply with the Securities Exchange Act of 1934, as amended. In the event there is any resulting acquisition of a business opportunity, the Securities Exchange Act of 1934, as amended, requires us to provide certain information about significant acquisitions, including audited financial statements.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2021

AMERICAN METALS RECOVERY AND RECYCLING, INC.

By:	/s/ Quynh Hoa T. Tran
Quynh Hoa T. Tran President

By:	/s/ Quynh Hoa T. Tran
Chief Financial Officer